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                                                                      Exhibit 5

                                                     Opinion Regarding Legality


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                                                                       EXHIBIT 5


                [BAKER, DONELSON, BEARMAN & CALDWELL LETTERHEAD]


                                  May 5, 1997



Board of Directors
Cornerstone  Community Bank, Inc.
5319 Highway 153
Chattanooga, Tennessee  37343-2289

RE:      REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have acted as counsel to Cornerstone Community Bank, a Tennessee banking corporation ("Cornerstone") in connection with the registration of 1,100,547 shares of the common stock, $1.00 par value per share (the "New Cornerstone Common Stock"), of Cornerstone. The New Cornerstone Common Stock is to be issued to holders of the common stock of The Bank of East Ridge and Cornerstone pursuant to an Agreement and Plan of Merger dated March 18, 1997 by and between Cornerstone, The Bank of East Ridge, East Ridge Bancshares, Inc. and David E. Young, individually (the "Merger"). East Ridge Bancshares, Inc. has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). At the effectiveness of the Merger, East Ridge Bancshares, Inc. will amend its charter (the "New Cornerstone Charter") and change its name to "Community Bancshares, Inc."

         We have acted as counsel for Cornerstone in connection with the proposed transaction and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

         1. The Registration Statement, the joint proxy statement/prospectus filed therewith (the "Joint Proxy Statement/Prospectus") and all exhibits thereto;




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Board of Directors
Cornerstone  Community Bank, Inc.
May 5, 1997
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         2.       A copy of a draft of the New Cornerstone Charter to be
                  certified by the Tennessee Secretary of State;

         3. A copy of the bylaws which, upon effectiveness of the Merger, will become the bylaws of Cornerstone;

         4.       The minute book of Cornerstone and East Ridge Bancshares,
                  Inc.; and

         5.       The stock register of Cornerstone and East Ridge Bancshares,
                  Inc.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the New Cornerstone Common Stock, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion is subject to the following qualifications and limitations:

         i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

         ii. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than the law of the State of Tennessee and the federal law of the United States.

         iii. The opinions set forth herein are expressed as of the date hereof and, except during the time prior to the effectiveness of the Registration Statement filed with the Securities and Exchange Commission, we disclaim any undertaking to advise you of any changes which may subsequently be




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Board of Directors
Cornerstone  Community Bank, Inc.
May 5, 1997
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                  brought to our attention in the facts and the law upon which such opinions are based.

         This opinion is furnished by us solely for your benefit and for the benefit of those Cornerstone and East Ridge Bancshares, Inc. shareholders who receive shares of New Cornerstone Common Stock in the Merger and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part by any person without our prior written consent.

         We consent to the reference of our firm name under the caption LEGAL MATTERS in the Joint Proxy Statement/Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                            BAKER, DONELSON, BEARMAN & CALDWELL


                                            By:    Linda M. Crouch